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                                                                      EXHIBIT 21

                            TRINITY INDUSTRIES, INC.

                   LISTING OF SUBSIDIARIES OF THE REGISTRANT

The Registrant has no parent.
At March 12, 2003, the operating subsidiaries of the Registrant were:

                                                                                  PERCENTAGE OF
                                                                                VOTING SECURITIES
                                                                                  OWNED BY THE
NAME OF SUBSIDIARY                                             ORGANIZED IN        REGISTRANT
------------------                                             ------------     -----------------
Apromat, S.A. -- Arad                                         Romania                  50%
Astra Vagoane, S.A. -- Arad                                   Romania                  96%
ICPV, S.A. -- Arad                                            Romania                  89%
International Industrial Indemnity Co.                        Vermont                 100%
Reunion General Agency, Inc.                                  Texas                   100%
Syro, Inc.                                                    Ohio                    100%
Transit Mix Concrete & Materials Company                      Delaware                100%
  Transit Mix Concrete -- Baytown, Inc.                       Texas                   100%
Transit Mix Concrete & Materials Co. of Louisiana             Louisiana               100%
Trinity Argentina S.R.L                                       Argentina               100%
Trinity EE, Inc.                                              Delaware                100%
Trinity Fittings Group, Inc.                                  Delaware                100%
Trinity Industries Buffalo, Inc.                              Delaware                100%
Trinity Industries International Holdings AG                  Switzerland             100%
  Administradora Especializada, S. de R.L. de C.V.            Mexico                  100%
  Grupo Tatsa, S. de R.L. de C.V.                             Mexico                  100%
     Trinity Industries de Mexico, S. de R.L. de C.V.         Mexico                  100%
  Servicios Corporativos Tatsa, S. de R.L. de C.V.            Mexico                  100%
  Trinity Industries do Brasil, Ltda.                         Brazil                  100%
  Trinity Industries GmbH                                     Switzerland             100%
     Wagonmarket, spol. s.r.o                                 Slovak Republic         100%
  Trinity Rail do Brasil, Ltda.                               Brazil                  100%
Trinity Industries Leasing Company                            Delaware                100%
  Trinity Financial Services, Inc.                            Delaware                100%
  Trinity Marine Leasing, Inc.                                Delaware                100%
  Transport Capital, LLC                                      Illinois                100%
Trinity Industries Railcar Corporation                        Delaware                100%
Trinity Industries Transportation, Inc.                       Texas                   100%
Trinity Marine Products, Inc.                                 Delaware                100%
Trinity Materials, Inc.                                       Delaware                100%
Trinity Mining Services, Inc.                                 Delaware                100%
Trinity Rail Group, LLC                                       Delaware                100%
  Thrall Europa, s.r.o                                        Czech Republic          100%
     Thrall Vagonka Studenka, a.s                             Czech Republic           95%
  Thrall International Holdings LLC                           Illinois                 99%
     Thrall Europa                                            Eng. & Wales            100%
  Thrall Company                                              Delaware                100%
     Rail Project, s.r.o                                      Slovak Republic         100%
  Thrall Trinity Freight Car, Inc.                            Delaware                100%
     DIFCO, Inc.                                              Ohio                    100%
  Trinity Rail Components & Repair, Inc.                      Delaware                100%
     McConway and Torley Corporation                          Pennsylvania            100%
       MCT Properties, Inc.                                   Delaware                100%
       McConway and Torley -- Anniston, Inc.                  Delaware                100%
     Standard Forged Products, Inc.                           Delaware                100%
     Trinity Railcar Repair, Inc.                             Delaware                100%
  Trinity Rail GmbH                                           Switzerland             100%
  Trinity Tank Car, Inc.                                      Delaware                100%
Trinity Rail, Inc.                                            Delaware                100%

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
                                                                                  PERCENTAGE OF
                                                                                VOTING SECURITIES
                                                                                  OWNED BY THE
NAME OF SUBSIDIARY                                             ORGANIZED IN        REGISTRANT
------------------                                             ------------     -----------------
  Trinity Rail Management, Inc.                               Delaware                100%
     TILX GP I, LLC                                           Delaware                100%
     TILX LP I, LLC                                           Delaware                100%
Trinity Rail Market Services, Inc.                            Delaware                100%
Trinity Structural Towers, Inc.                               Delaware                100%
TRN Investment Company, Inc.                                  Delaware                100%
  TRN, Inc.                                                   Delaware                100%
     TRN Business Trust                                       Delaware                100%
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